Exhibit 21

                           Subsidiaries of the Company
                               as of May 26, 1994


             The Company owns all of the stock of the following corporations:

        Name                                  State of Incorporation

   Marcus Theatres Corporation                       Wisconsin
   Marcus Restaurants, Inc.                          Wisconsin
   B & G Realty, Inc.                                Wisconsin
   First American Finance Corporation                Wisconsin
   Marc Plaza Corporation                            Wisconsin
   Pfister Corporation                               Wisconsin
   Marcus Geneva, Inc.                               Wisconsin
   Marcus Hotels, Inc.                               Wisconsin
   Budgetel Inns, Inc.                               Wisconsin

             Marcus Theatres Corporation owns all of the stock of the following corporations:

        Name                                  State of Incorporation

   Appleton Theatres Corporation                     Wisconsin
   Centre Theatres Corporation                       Wisconsin
   La Crosse Amusement Company                       Wisconsin
   Lake-Vue Drive-In Corp.                           Wisconsin
   Marcus Cinemas, Inc.                              Wisconsin
   Marcus Productions,, Inc.                         Wisconsin
   M & S Amusement, Inc.                             Wisconsin
   Pilgrim Theatre Corporation                       Wisconsin
   Southtown Corporation                             Wisconsin
   Starlight-24 Corporation                          Wisconsin
   Stephen Amusement Corporation                     Wisconsin
   Tower 41-Corporation                              Wisconsin
   Vending Corporation                               Wisconsin
   41-Bowl, Inc.                                     Wisconsin

             Budgetel Inns, Inc. owns all of the stock of the following corporations:

        Name                                  State of Incorporation

   Budgetel Partners, Inc.                           Wisconsin
   Guest House Inn--Appleton, Inc.                   Wisconsin
   Guest House Inn of Manitowoc, Inc.                Wisconsin
   Marc's Budgetel of Nebraska, Inc.                 Nebraska
   Budgetel Franchises International, Inc.           Wisconsin
   Woodfield Refreshments of Colorado, Inc.          Colorado

             Marcus Restaurants, Inc. owns all of the stock of the following corporations, except it owns 50% of 642, Inc.:

        Name                                  State of Incorporation

   Marc's Carryout Corporation                       Wisconsin
   Tops, Inc.                                        Illinois
   Hasty Host Distributing Corp.                     Illinois
   B & G Leasing Corporation                         Wisconsin
   Captains--Juneau, Inc.                            Wisconsin
   Captains--Mayfair, Inc.                           Wisconsin
   Captains--Wausau, Inc.                            Wisconsin
   Captains--Kenosha, Inc.                           Wisconsin
   Colony Inns Southgate Corporation                 Wisconsin
   Marc's Steak House, Inc.                          Wisconsin
   642, Inc.                                         Wisconsin
   Red Garter--Manitowoc, Inc.                       Wisconsin
   Captains--Appleton, Inc.                          Wisconsin
   Speciality Products Corporation
    of Wisconsin                                     Wisconsin
   Glendale Refreshments, Inc.                       Wisconsin
   Grand Avenue Refreshments, Inc.                   Wisconsin

   Marc's Big Boy Corporation has an option to purchase the remaining 50% of the stock of 642, Inc. for $5.

             Colony Inns Southgate Corporation owns 80% of the stock of Colony Inns Refreshments, Inc., a Wisconsin corporation, and has an option to purchase the remaining 20% for $5.

             Marcus Hotels, Inc. owns all of the stock of Marcus Northstar, Inc., a Minnesota corporation.